                                                                     EXHIBIT 2.1









                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       LECSTAR COMMUNICATIONS CORPORATION

                                  CORZON, INC.

                                       and

                         LECSTAR ACQUISITION CORPORATION









                                 January 5, 2001



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                                TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE I.
                THE MERGER; CLOSING; EFFECTIVE TIME; DESIGNATION

1.1      The Merger............................................................1

1.2      Closing...............................................................1

1.3      Effective Time........................................................1

1.4      Certificate of Designation............................................2

                                   ARTICLE II.
     CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

2.1      The Certificate of Incorporation......................................2

2.2      The Bylaws............................................................2

                                  ARTICLE III.
                       OFFICERS, DIRECTORS AND MANAGEMENT

3.1      Directors of Surviving Corporation....................................2

3.2      Officers of Surviving Corporation.....................................2

                                   ARTICLE IV.
         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

4.1      Effect on Capital Stock...............................................2

4.2      Exchange of Certificates for Shares...................................3

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1      Organization, Good Standing and Qualification.........................4

5.2      Capital Structure.....................................................5

5.3      Corporate Authority and Approval......................................6

5.4      Government Filings; No Violations.....................................6

5.5      Financial Statements..................................................7

5.6      Absence of Certain Changes............................................7

5.7      Litigation and Liabilities............................................7

5.8      Employee Benefits.....................................................8

5.9      Compliance with Laws.................................................10

5.10     Environmental Matters................................................10

5.11     Accounting and Tax Matters...........................................11



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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
5.12     Taxes................................................................11

5.13     Labor Matters........................................................12

5.14     Brokers and Finders..................................................12

                                   ARTICLE VI.
         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB

6.1      Organization, Good Standing and Qualification........................12

6.2      Capital Structure....................................................13

6.3      Corporate Authority and Approval.....................................14

6.4      Government Filings; No Violations....................................14

6.5      Reports; Financial Statements........................................14

6.6      Absence of Certain Changes...........................................15

6.7      Accounting and Tax Matters...........................................15

6.8      Brokers and Finders..................................................15

6.9      Litigation and Liabilities...........................................16

6.10     Employee Benefits....................................................16

6.11     Compliance with Laws.................................................18

6.12     Environmental Matters................................................18

6.13     Taxes................................................................19

6.14     Labor Matters........................................................19

                                  ARTICLE VII.
                                    COVENANTS

7.1      Interim Operations...................................................20

7.2      Acquisition Proposals................................................22

7.3      Post-Closing Shareholder Vote........................................23

7.4      Access; Consultation.................................................23

7.5      Publicity............................................................24

7.6      Benefits.............................................................24

7.7      Expenses.............................................................24

7.8      Indemnification of Officers and Directors............................24

7.9      Post-Merger Indemnification..........................................24



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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                  ARTICLE VIII.
                                   CONDITIONS

8.1      Conditions to Each Party's Obligation to Effect the Merger...........25

8.2      Condition to Obligations of Parent and Merger Sub....................25

8.3      Conditions to Obligation of the Company..............................27

                                   ARTICLE IX.
                                   TERMINATION

9.1      Termination by Mutual Consent........................................28

9.2      Termination by Either Parent or the Company..........................28

9.3      Termination by the Company...........................................28

9.4      Termination by Parent................................................29

9.5      Effect of Termination and Abandonment................................29

                                   ARTICLE X.
                          INDEMNIFICATION AND SURVIVAL

10.1     Indemnification of the Company.......................................29

10.2     Sherman..............................................................29

10.3     Survival.............................................................30

                                   ARTICLE XI.
                            MISCELLANEOUS AND GENERAL

11.1     Modification or Amendment............................................30

11.2     Waiver...............................................................30

11.3     Counterparts.........................................................30

11.4     Governing Law and Venue; Waiver of Jury Trial........................30

11.5     Notices..............................................................31

11.6     Entire Agreement.....................................................32

11.7     No Third Party Beneficiaries.........................................32

11.8     Obligations of Parent and of the Company.............................32

11.9     Severability.........................................................32

11.10    Interpretation.......................................................33

11.11    Captions.............................................................33

11.12    Assignment...........................................................33



                                      -iii-
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 5, 2001 (the "Agreement Date"), is by and among LecStar Communications Corporation, a Delaware corporation (the "Company"), Corzon, Inc., a Texas corporation ("Parent"), and LecStar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                The Merger; Closing; Effective Time; Designation

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the state of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

         1.2 Closing. The closing of the Merger and the other transactions contemplated hereby (the "Closing") shall take place upon the fulfillment by each party of their respective obligations hereunder (the "Closing Date"), at such place as the parties may agree.

         1.3 Effective Time. On the Closing Date, the Company and Parent will cause the Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of Sate of Delaware as provided in
Section 251 of the DGCL. The Merger
shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

         1.4 Certificate of Designation. Prior to the Effective Time, the Board of Directors of the Parent, in accordance with applicable law, shall have filed with the Secretary of State of the State of Texas a statement in the form of Exhibit A attached hereto and incorporate herein, which (i) shall have designated 100 shares of the preferred stock, par value $1.00 per share, of the Parent as Series F Convertible Preferred Stock (the "Series F Stock") and (ii) shall have set forth the terms, designations, powers, preferences and relative rights, and the qualifications, limitations and restrictions of the Series F Stock.

                                   ARTICLE II.

      Certificate of Incorporation and Bylaws of the Surviving Corporation

         2.1 The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until thereafter amended as provided therein or by applicable law.

         2.2 The Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III.

                       Officers, Directors and Management

         3.1 Directors of Surviving Corporation. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

         3.2 Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                                   ARTICLE IV.

         Effect of the Merger on Capital Stock; Exchange of Certificates

         4.1 Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:



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                  (a) Merger Consideration. All of the shares of common stock,
$0.01 par value per share, of the Company (each a "Company Share" and together the "Company Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for, on an aggregate basis,
(i) 400,000,000 shares of common stock, par value $0.01 per share, of the Parent (the "Parent Common Stock") and (ii) 10 shares of Series F Convertible Preferred Stock, par value $1.00 per share, of Parent ("Series F Stock") (collectively, the Parent Common Stock and the Series F Stock is referred to herein as the "Merger Consideration").

                  (b) Cancellation of Shares. Each Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefore and shall cease to exist. At the Effective Time, each certificate formerly representing any of such Company Shares (a "Certificate") shall thereafter represent only the right to a pro rata portion of the Merger Consideration and any distribution or dividend pursuant to Section 4.2(b) without interest.

                  (c) Merger Consideration. At the Effective Time, each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one Company Share, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

         4.2 Exchange of Certificates for Shares.

                  (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record as of the Effective Time instructions for exchanging the Certificates for certificates representing the appropriate number of shares of Parent Common Stock and Series F Stock, in accordance with Section 4.1(a) (collectively, shares of the Parent Common Stock and Series F Stock are referred to as the "Parent Merger Shares").

                  (b) Distributions with Respect to Unexchanged Shares; Voting.

                           (i) Whenever a dividend or other distribution is
declared by Parent in respect of the Parent Merger Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Merger Shares issuable pursuant to this Agreement. No dividends or other distributions in respect of such Parent Merger Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the Parent Merger Shares, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such Parent Merger Shares and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Merger Shares with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent Merger Shares, all Parent



                                       3
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Merger Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                           (ii) Registered holders of unsurrendered Certificates
shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of Parent Merger Shares represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

                  (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock or Series F Stock will be issued to any holder of Company Shares. Any holder of Company Shares entitled to receive a fractional share of Parent Common Stock or Series F Stock but for this Section 4.2(d) shall have the total number of shares of Parent Common Stock or Series F Stock they are to receive in the Merger rounded to the nearest whole number of shares.

                  (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the Parent Merger Shares, stock, cash, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 4.1, and Section 4.2(b), in each case, without interest.

         For the purposes of this Agreement, the term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.4(a)) or other entity of any kind or nature.

                                   ARTICLE V.

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to Parent and Merger Sub that:

         5.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. The Company has made available



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to Parent a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

         The term "Subsidiary" means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having, by their terms, ordinary voting power to elect at least a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such party.

         The term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, assets and liabilities (taken together), business or prospects of such Person and its Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall exclude any effect resulting from or related to changes or developments involving (1) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the global economy, including changes in interest rates, (3) conditions or effects resulting from the announcement of the existence or terms of this Agreement or (4) conditions affecting the global telecommunications industry, in each case taken as a whole.

         5.2 Capital Structure. The authorized capital stock of the Company consists of 100,000,000 Company Shares, of which 21,185,790 Company Shares were issued and outstanding and no Company Shares were held in treasury as of the close of business on the Agreement Date, and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Shares"), of which 850 Company Preferred Shares were outstanding as of the close of business on the Agreement Date. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than (i) Company Shares subject to issuance as set forth below and (ii) as set forth on Schedule 5.2, the Company has no Company Shares, Company Preferred Shares or other shares of capital stock reserved for or otherwise subject to issuance, as of the Agreement Date. As of the Agreement Date, there were not more than 8,100,000 Company Shares that the Company was obligated to issue pursuant to the Company's stock plans (collectively the "Company Stock Plans") and outstanding stock purchase warrants. Each of the outstanding shares of capital stock or other securities of each of the Company's "Significant Subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any Subsidiaries that if aggregated would together constitute a Significant Subsidiary) is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or as set forth on Schedule 5.2, as of the Agreement Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 5.2, as of the Agreement Date, the Company does not have



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outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. No Company Shares are held by a Subsidiary of the Company.

         5.3 Corporate Authority and Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the other agreements, instruments, certificates, documents and transactions contemplated hereby and to consummate the Merger. In taking such corporate action, the Board of Directors of the Company has complied with all applicable duties. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of the Company, all appropriate shareholders and any other parties to the extent required by applicable law, have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         5.4 Government Filings; No Violations.

                  (a) No notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those that are set forth on Schedule 5.4 or that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries or any entity in which it has an equity interest of 20% or more (collectively, with Subsidiaries, "Significant Investees"), (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or the assets of any of its Significant Investees (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Significant Investees or any Law or governmental or non-governmental permit or license to which it or any of its Significant Investees is subject or (C) any change in the rights or obligations of any party under any Contracts to which the Company or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default,



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acceleration, creation or change that are set forth on Schedule 5.4 or that that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. There are no Contracts of the Company and its Significant Investees pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

         5.5 Financial Statements. Attached hereto as Schedule 5.5 are true and correct copies of the following financial statements of Company and its Significant Investees (the "Company Financial Statements"), all as of November 30, 2000 (the "Financial Statements Date"): (i) a balance sheet, (ii) a statement of income and (iii) a statement of cash flows. The Company Financial Statements fairly and accurately represent the consolidated financial position of the Company and its Subsidiaries as of the Financial Statements Date and the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its Significant Investees for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         5.6 Absence of Certain Changes. Except as set forth in Schedule 5.6, since the Financial Statements Date, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together), prospects, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock; or (iv) any change by it in accounting principles, practices or methods, except as required by GAAP. Since the Financial Statements Date, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of its Compensation and Benefit Plans (as defined in Section 5.8(a)) other than increases or amendments in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice).

         5.7 Litigation and Liabilities. Except as set forth in Schedule 5.7, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.10), or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         5.8 Employee Benefits.

                  (a) Except as set forth in Schedule 5.8(a), none of the Company nor any ERISA Affiliate (as defined below) maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, consulting, termination, severance, compensation, medical, health or fringe benefit plan, or other plan, program, agreement, policy or arrangement for any agents, consultants, employees, directors, former employees or former directors of the Company and or any ERISA Affiliate which does not constitute an employee benefit plan (which employee benefit plans and other plans, programs, agreements policies and arrangements are collectively referred to as the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to Parent prior to the date of this Agreement. In the case of any Compensation and Benefit Plan which is not in written form, the Company has made available to Parent an accurate description of such Compensation and Benefit Plan as in effect on the date of this Agreement. For purposes of this Agreement, the term "ERISA Affiliate" means any corporation or trade or business which, together with the Company, is a member of a controlled group of Persons or a group of trades or businesses under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

                  (b) All Compensation and Benefit Plans are in substantial compliance with all requirements of applicable law, including the Code and ERISA, and to the knowledge of the Company, there is no event that has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. To the knowledge of the Company, there have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or ERISA Affiliate may be liable. Each of the Compensation and

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Benefit Plans that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA (each a "Pension Plan"), and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Company nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company's executive officers, threatened material litigation relating to its Compensation and Benefit Plans (other than routine claims for benefits). Neither the Company nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date of this Agreement, would subject it or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) As of the date of this Agreement, no liability under Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Compensation and Benefit Plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plans within the 12-month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (d) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the Company Financial Statements. None of the Pension Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security pursuant to Section 401(a)(29) of the Code, Title IV or ERISA.

                  (e) Under each of the Pension Plans as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                  (f) None of the Company nor any ERISA Affiliate have any obligations for post-termination health and life benefits under any of the Compensation and Benefit Plans, except as set forth in the Company Financial Statements or as required by applicable law.

                  (g) Except as set forth in Schedule 5.8(g), the consummation of the Merger and the other transactions contemplated by this Agreement will not
(x) entitle any
employees or directors of the Company or any employees of any of the Company's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                  (h) None of the Compensation and Benefit Plans is a multiemployer plan and none of the Company or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan at any time since December 31, 1997.

         5.9 Compliance with Laws. Except as set forth in Schedule 5.9, the businesses of each of Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 5.9, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in the Company's, or any of its Subsidiaries', processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         5.10 Environmental Matters. Except as disclosed in Schedule 5.10, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company: (i) each of it and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         The term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

         The term "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

         5.11 Accounting and Tax Matters. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.12 Taxes. The Company and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries as of the Effective Time (x) will have paid all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all federal, state and local income taxes and other Taxes required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. As of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Company or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the

Company Financial Statements, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax.

         The term "Tax" (including, with correlative meaning, the terms "Taxes," and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. The term "Tax Return" includes all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         5.13 Labor Matters. Neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

         5.14 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement.

                                   ARTICLE VI.

         Representations and Warranties of the Parent and the Merger Sub

         The Parent, on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

         6.1 Organization, Good Standing and Qualification. Each of the Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. The Parent has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. All of the

Subsidiaries of Parent, as of the Agreement Date, are set forth on Schedule 6.1. As of the Closing Date, the Subsidiaries of Parent shall be as set forth on
Schedule 6.1.

         6.2 Capital Structure.

                  (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, of which 87,524,410 shares were issued and outstanding and no shares were held in treasury as of the close of business on the Agreement Date, and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Parent Preferred Shares"), of which 1,201,478 shares were outstanding as of the close of business on the Agreement Date. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than (i) Series F Stock subject to issuance as set forth below and (ii) as set forth on Schedule 6.2, as of the date of this Agreement, Parent has no shares of Parent Common Stock or Parent Preferred Shares reserved for or subject to issuance. Each of the outstanding shares of capital stock of each of Parent's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or as set forth on Schedule 6.2, as of the date of this Agreement there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Other than as set forth on Schedule 6.2, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                  (b) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are
(i) no other shares of capital stock or other voting securities of Merger Sub,
(ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement. Except as set forth in Schedule 6.2, the Parent has not issued registration rights to any third party. There are no penalties currently owed by the Parent for its failure to register any of its outstanding securities.

         6.3 Corporate Authority and Approval. Parent and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the other agreements, instruments, certificates, documents and transactions contemplated hereby and to consummate the Merger. In taking such corporate action, the Board of Directors of Parent and Merger Sub have complied with all applicable duties. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent any Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Parent Merger Shares, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         6.4 Government Filings; No Violations.

                  (a) No notices, reports or other filings are required to be made by the Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Parent or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Parent do not, and the consummation by it of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in
(A) a breach or violation of, or a default under, its certificate of incorporation or bylaws or the comparable governing instruments of any of its Significant Investees, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Significant Investees (with or without notice, lapse of time or both) pursuant to, any Contract binding upon it or any of its Significant Investees or any Law or governmental or non-governmental permit or license to which it or any of its Significant Investees is subject or (C) any change in the rights or obligations of any party under any Contracts to which it or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Schedule 6.4 sets forth a correct and complete list of Contracts of the Parent and its Significant Investees pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Parent or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

         6.5 Reports; Financial Statements. The Parent has made available to the Company, through electronic filings or otherwise, each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997, including its

Annual Report on Form 10-K for the years ended December 31, 1997, December 31, 1998 and December 31, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the date of this Agreement, its "Reports"). Since December 31, 1997, the Parent has made all filings required to be made by the Securities Act of 1933, as amended, and the Exchange Act. As of their respective dates, the Reports complied as to form with all applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         6.6 Absence of Certain Changes. Except as disclosed in its Reports filed prior to the date of this Agreement or as expressly contemplated by this Agreement, since December 31, 1999, the Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together), prospects, business or results of operations of the Parent and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Parent or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except publicly announced regular quarterly cash dividends on its common stock and dividends in capital stock of Parent; or (iv) any change by it in accounting principles, practices or methods, except as required by GAAP.

         6.7 Accounting and Tax Matters. As of the date of this Agreement, neither the Parent nor any of its Subsidiaries has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.8 Brokers and Finders. Neither the Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement, except for certain advisor fees due from the Parent to Greenfield Capital Partners, L.L.C., as set forth on Schedule 6.8.

         6.9 Litigation and Liabilities. Except as set forth in the Parent's Reports, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Parent or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Parent or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         6.10 Employee Benefits.

                  (a) Except as set forth in the Parent's Reports and to the knowledge of Parent, none of the Parent nor any ERISA Affiliate (as defined below) maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any Compensation and Benefit Plan. A true and correct copy of each Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Parent to the Company prior to the date of this Agreement. In the case of any Compensation and Benefit Plan which is not in written form, the Parent has made available to Company an accurate description of such Compensation and Benefit Plan as in effect on the date of this Agreement.

                  (b) All Compensation and Benefit Plans are in substantial compliance with all requirements of applicable law, including the Code and ERISA, and to the knowledge of the Parent, there is no event that has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. To the knowledge of the Parent, there have been no acts or omissions by the Parent or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Parent or ERISA Affiliate may be liable. Each of the Compensation and Benefit Plans that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Parent nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Parent's executive officers, threatened material litigation relating to its Compensation and Benefit Plans (other than routine claims for benefits). Neither the Parent nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date of this Agreement, would subject it or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (c) Except as set forth in the Parent's Reports, as of the date of this Agreement, no liability under Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by the Parent or any ERISA Affiliate with respect to any Compensation and Benefit Plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plans within the 12-month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (d) Except as set forth in the Parent's Reports and to the knowledge of the Parent, all contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the date of this Agreement have been timely made. None of the Pension Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Parent nor any ERISA Affiliate has provided, or is required to provide, security pursuant to Section 401(a)(29) of the Code, Title IV or ERISA.

                  (e) Except as set forth in the Parent's Reports, under each of the Pension Plans as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

                  (f) Except as set forth in the Parent's Reports, none of the Parent nor any ERISA Affiliate have any obligations for post-termination health and life benefits under any of the Compensation and Benefit Plans, except as required by applicable law.

                  (g) Except as set forth in Schedule 6.10(g), the consummation of the Merger and the other transactions contemplated by this Agreement will not
(x) entitle any employees or directors of the Parent or any employees of any of the Parent's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                  (h) Except as set forth in the Parent's Reports, none of the Compensation and Benefit Plans is a multiemployer plan and none of the Parent or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan at any time since December 31, 1997.

         6.11 Compliance with Laws. Except as set forth in the Parent's Reports, the businesses of the Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Parent or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent's Reports, no investigation or review by any Governmental Entity with respect to the Parent or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in the Parent's, or any of its Subsidiaries', processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of the Parent and its Subsidiaries has all Permits necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         6.12 Environmental Matters. Except as set forth in the Parent's Reports, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Parent: (i) each of it and its Subsidiaries has complied with all applicable Environmental Laws;
(ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         The term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

         The term "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

         6.13 Taxes. Except as set forth in the Parent's Reports and to the knowledge of the Parent, the Parent and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are complete and accurate in all material respects. Except as set forth in the Parent's Reports, the Parent and each of its Subsidiaries as of the Effective Time (x) will have paid all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all federal, state and local income taxes and other Taxes required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Except as set forth in the Parent's Reports, as of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Except as set forth in the Parent's Reports, there are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Parent or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Except as set forth in the Parent's Reports, neither the Parent nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the Parent's Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. Except as set forth in the Parent's Reports, neither the Parent nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax. Except as set forth in the Parent's Reports, no payments to be made to any of the officers and employees of it or its Subsidiaries will, as a result of consummation of the Merger, be subject to the deduction limitations under Section 280G of the Code.

         6.14 Labor Matters. Except as set forth in the Parent's Reports, neither the Parent nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

                                  ARTICLE VII.

                                    Covenants

         7.1 Interim Operations.

                  (a) Except as set forth in this Agreement or on Schedule 7.1, each of the Parent and the Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless the other party shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement, disclosed in the Schedules attached hereto or required by applicable Law):

                           (i) The business of it and its Subsidiaries shall be
conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

                           (ii) It shall not: (A) amend its certificate of
incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (D) repurchase, redeem or otherwise acquire, except in connection with existing commitments under the Parent or Company Stock Plans but subject to the obligations under subparagraph (iii) below, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                           (iii) Neither it nor any of its Subsidiaries shall
take any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

                           (iv) Neither it nor any of its ERISA Affiliates
shall: (A) accelerate, amend or change the period of exercisability of or terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under any Compensation and Benefit Plans; (B) amend or otherwise modify any Compensation and Benefit Plans; or (C) increase the salary, wage, bonus or other compensation of any directors, officers or key employees, in the case of (A), (B) and (C), except (x) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (y) in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Compensation and Benefit Plans consistent with past practice for promoted or newly hired officers and employees on terms consistent with past practice); provided, that it shall not take such action unless it shall have provided the other party with prior reasonable notice, or (z) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date of this Agreement;

                           (v) Neither it nor any of its Subsidiaries shall
incur, repay or retire prior to maturity or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue, sell, repurchase or redeem prior to maturity any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, in all such cases in excess of, in the aggregate, $25,000;

                           (vi) Neither it nor any of its Subsidiaries shall
issue, deliver, sell, pledge or encumber shares of any class of its capital stock or any securities convertible or exchangeable into, or any rights, warrants or options to acquire, any such shares except Parent Common Stock or Company Shares issued pursuant to options and other awards outstanding on the date of this Agreement under the Parent or Company Stock Plans, awards of options and other awards granted hereafter under the Parent or Company Stock Plans in accordance with this Agreement and Parent Common Stock or Company Shares issuable pursuant to such awards;

                           (vii) Neither it nor any of its Subsidiaries shall
authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), or any purchase, sale, lease, license or other acquisition or disposition of any business or of a material amount of assets or securities except for transactions entered into in the normal and usual course of its business;

                           (viii) Neither the Parent nor the Company shall make
any material change in its accounting policies or procedures, other than any such change that is required by GAAP;

                           (ix) Neither the Parent nor the Company shall
release, assign, settle or compromise any material claims or litigation or make any material tax election or settle or compromise any material federal, state, local or foreign tax liability; and

                           (x) Neither it nor any of its Subsidiaries shall
authorize or enter into any agreement to do any of the foregoing.

                  (b) Parent and the Company agree that any written approval obtained under this Section 7.1 must be signed by the Chief Executive Officer or Chief Financial Officer of the respective party.

         7.2 Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 10% or more of its or any of its Subsidiaries' equity securities (any such proposal or offer being referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable efforts to cause the Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors from: (A) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (B) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company if and only to the extent that, with respect to the actions referred to in clause (A): (i) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal"), (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty to the Company's shareholders under applicable law and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person an executed confidentiality agreement; provided, that such confidentiality agreement shall contain terms that allow the Company to comply with its obligations under this Section 7.2.

                  (b) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform each Company Representative of the obligations undertaken in Section 7.2(a). The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any Company Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. The Company thereafter shall keep Parent informed, on a current basis, of the status and terms of any such inquiries, proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

         7.3 Post-Closing Shareholder Vote. As soon as practicable after the Closing Date, the Parent will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action that the Board of Directors of the Parent deems reasonably necessary to effectuate (i) a reverse split of the outstanding Parent Common Stock and (ii) any amendments that are necessary or advisable to the Parent's Compensation and Benefit Plans, on terms agreeable to the holders of a majority of the Parent Common Stock at such time.

         7.4 Access; Consultation.

                  (a) Upon reasonable notice, and except as may be prohibited by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford to the other and its Subsidiaries, and the employees, agents and representatives (including any investment banker, attorney or accountant retained by either party) of either party or its Subsidiaries, as the case may be, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub under this Agreement, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.

                  (b) Subject to applicable Laws relating to the exchange of information, from the date of this Agreement to the Effective Time, Parent and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

         7.5 Publicity. The initial press release with respect to the Merger shall be a joint, mutually agreed press release. Thereafter, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

         7.6 Benefits.

                  (a) Stock Options.

                           (i) At the Effective Time, each outstanding option or
warrant to purchase Company Shares (a "Company Option") under the Company Stock Plans, whether vested or unvested, shall be converted to an option or warrant (a "Substitute Option") to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Common Stock as set forth on Schedule 7.6(a).

                           (ii) As promptly as practicable after the Effective
Time, the Company shall deliver to the participants in the Company Stock Plans appropriate notices setting forth such participants' rights pursuant to the Substitute Options.

                  (b) Benefit Obligations. Subject to Section 7.6(a)(i), Parent shall, and shall cause the Surviving Corporation to honor, pursuant to their terms, all employee benefit obligations existing at the Closing Date to current and former employees under the Company Compensation and Benefit Plans.

         7.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         7.8 Indemnification of Officers and Directors. Parent and Merger Sub agree that all rights to indemnification existing in favor of any of the present or former officers or directors of the Company (the "Managers") as provided in the Company's Certificate of Incorporation or Bylaws as in effect as of the date hereof, and in any agreement between the Company and any Manager with respect to matters occurring prior to the Effective Time, shall survive the Merger and all obligations arising therefrom shall be assumed by Parent on behalf of the Company. Parent further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of the Company in any manner which would adversely affect the indemnification or exculpatory provisions contained therein. The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         7.9 Post-Merger Indemnification. For a period of two years from the Effective Time, the Parent shall either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those Managers who are currently covered on the Agreement Date by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that the Surviving Corporation may substitute for such policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the Managers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) to the extent applicable, cause Parent's directors' and officers' liability insurance, if any, then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability insurance policy. The provisions of this
Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each Manager and his or her heirs and representatives.

                                  ARTICLE VIII.

                                   Conditions

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, if applicable, at or prior to the Effective Time, of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been duly adopted by holders of the required number of Company Shares, and, if applicable, Company Preferred Shares, under applicable Law;

                  (b) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order;

                  (c) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated by this Agreement;

                  (d) Tax-Free Reorganization. The Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

                  (e) Board Composition. The Board of Directors of Parent shall consist of five members, two of whom shall be satisfactory to the Parent and three of whom shall be satisfactory to the Company.

         8.2 Condition to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company and would not reasonably be expected to have a material adverse effect on the expected benefits of the Merger to Parent), in the case of each of
(i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (c) Officer's Certificate. The Company shall have delivered to the Parent a certificate signed on behalf of the Company by an executive officer of the Company certifying to the matters set forth in (a) and (b) above;

                  (d) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or a material adverse effect on the expected benefits of the Merger to Parent;

                  (e) Equity Line. Parent and a third party indicated thereon shall have executed and delivered an Equity Line Financing Agreement in a form mutually agreeable to the parties thereto and the Company (the "Equity Line");

                  (f) Revolver. Parent and a third party indicated thereon shall have executed and delivered a Revolving Credit Facility in a form mutually agreeable to the parties thereto and the Company (the "Revolver");

                  (g) Security Agreement. Parent, Company and any other party indicated thereon shall have executed and delivered a Security Agreement in a form mutually agreeable to the parties thereto (the "Security Agreement");

                  (h) Guaranty. Parent, Company and any other party indicated thereon shall have executed and delivered a Guaranty in a form mutually agreeable to the parties thereto (the "Guaranty");

                  (i) Debenture. Parent and Sherman LLC ("Sherman"), shall have executed and delivered an Amended and Restated Debenture in a form mutually agreeable to the parties thereto (the "Debenture");

                  (j) Appraisal Rights. No holder of Company Shares shall have demanded appraisal pursuant to Section 262 of the DGCL;

                  (k) Employment Agreements. The Parent shall have executed and delivered an employment agreement with each of Larry Shatsoff and Clifford Postelnk (collectively the "Employment Agreements"); and

                  (l) Conversion of all Outstanding Securities. There shall not be any securities outstanding that are convertible into either common or preferred stock of the Company.

         8.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent), in the case of each of (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (c) Officer's Certificate. The Parent shall have delivered to the Company a certificate signed on behalf of the Parent by an executive officer of the Parent certifying to the matters set forth in (a) and (b) above;

                  (d) Consents Under Agreements. Each of Parent and Merger Sub shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Parent or Merger Sub is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Parent or Merger Sub or a material adverse effect on the expected benefits of the Merger to Company;

                  (e) Equity Line. Parent and a third party shall have executed and delivered the Equity Line;

                  (f) Revolver. Parent and a third party shall have executed and delivered the Revolver;

                  (g) Security Agreement. Parent, Company and any other party indicated thereon shall have executed and delivered the Security Agreement;

                  (h) Guaranty. Parent, Company and any other party indicated thereon shall have executed and delivered the Guaranty;

                  (i) Debenture. Parent and Sherman shall have executed and delivered the Debenture; and

                  (j) Employment Agreements. Parent and the parties thereto shall have executed and delivered the Employment Agreements.

                                   ARTICLE IX.

                                   Termination

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 8.1(a), by mutual written consent of the Company and Parent, through action of their respective Boards of Directors.

         9.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by January 31, 2001 (the "Termination Date"), (ii) the adoption of this Agreement by the Company's shareholders required by Section 8.1(a) shall not have occurred at a meeting duly convened therefore or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption or approval by the shareholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure of the Merger to be consummated.

         9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the shareholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of the Company:

                  (a) If (i) the Company shall not have breached any of the terms of this Agreement in a manner resulting in failure of a condition set forth in Section 8.2(a) or 8.2(b), (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that, in order for the Board of Directors to comply with its fiduciary duty to the Company's stockholders under applicable Law, the Company must accept a Superior Proposal unless Parent matches that Superior Proposal, (iii) the Board of Directors of the Company approves entering into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that the Company wishes to enter into such agreement,
(iv) Parent does not make, within ten (10) business days after receipt of the Company's written notification of its desire to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the

Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal and (v) the Company enters into a binding written agreement for a Superior Proposal at the same time that it terminates this Agreement. The Company agrees to notify Parent promptly if its desire to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                  (b) If there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in
Section 8.3(a) or 8.3(b) and (y) cannot be or is not cured prior to the Termination Date.

         9.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of Parent if:

                  (a) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement, or failed to reconfirm its recommendation of this Agreement to the Company's shareholders within 15 business days after a written request by Parent to do so; or

                  (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 8.2(a) or 8.2(b) and (ii) cannot be or is not cured prior to the Termination Date.

         9.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger in accordance with the provisions of this Article IX, this Agreement shall become void and of no effect with no liability on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives.

                                   ARTICLE X.

                          Indemnification and Survival

         10.1 Indemnification of the Company. In the event that the Parent or Merger Sub has (a) committed any breach of a representation or warranty in this Agreement or (b) materially breached any agreement or covenant under this Agreement, from and after the Closing Date, Sherman LLC, shall indemnify and hold the Company harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation.

         10.2 Sherman. Sherman recognizes that immediately following the Closing Date, the current stockholders of the Company will own a substantial interest in the Parent.

Further, Sherman acknowledges that it will derive significant benefit from this transaction. Therefore, Sherman has agreed to the provisions set forth in
Section 10.1, except that Sherman's liability is hereby limited to, and shall in no event exceed, $500,000. The only recourse of the Company (or any other Person claiming indemnity under this Article 10) for such indemnification shall be the right to offset against amounts outstanding under the Debenture.

         10.3 Survival. The liability of Sherman shall be limited to claims for which the Company delivers written notice to Sherman on or before the third anniversary date of the Closing Date.

                                   ARTICLE XI.

                            Miscellaneous and General

         11.1 Modification or Amendment. Subject to the provisions of the applicable law, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         11.2 Waiver. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         11.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         11.4 Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

         11.5 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         If to Parent or Merger Sub:

         Corzon, Inc.
         1087 Broad Street, 4th Floor
         Bridgeport, Connecticut 06604
         Attention: Chief Executive Officer and General Counsel
         Fax: (203) 335-1455

         with a copy (which shall not constitute notice) to:

         Mayer, Brown & Platt
         700 Louisiana, Suite 3600
         Houston, Texas 77002-2730
         Attention: Mr. John M. Mann
         Fax: (713) 224-6410

         If to the Company:

         LecStar Communications Corporation
         4501 Circle 75 Parkway, Suite D-4210
         Atlanta, Georgia 30339-3025
         Attention: President
         Fax: (404) 659-3900
         with a copy (which shall not constitute notice) to:

         Arnall, Golden & Gregory, LLP
         2800 One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia 30309
         Attention: Mr. Philip C. Thompson
         Fax: (404) 873-8501

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         11.6 Entire Agreement. This Agreement (including any schedules to this Agreement) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. EACH PARTY TO THIS AGREEMENT AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         11.7 No Third Party Beneficiaries. Except as provided in Section 7.6 (Benefits), Section 7.8 (Indemnification of Officers and Directors) and Section
7.9 (Post-Merger Indemnification), this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

         11.8 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         11.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a schedule, such reference shall be to a schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         11.11 Captions. The Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         11.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties to this Agreement and Plan of Merger as of the date first written above.



                                       LECSTAR COMMUNICATIONS CORPORATION


                                       By: /s/ William S. Woulfin
                                          ------------------------------
                                          Name: William S. Woulfin
                                          Title: Chief Executive Officer



                                       CORZON, INC.


                                       By: /s/ Larry Shatsoff
                                          ------------------------------
                                          Name: Larry Shatsoff
                                          Title: President



                                       LECSTAR ACQUISITION CORPORATION


                                       By: /s/ Jose A. Auffant
                                          ------------------------------
                                          Name: Jose A. Auffant
                                          Title: President and Secretary



                                       SHERMAN LLC


                                       By: /s/ Arlene de Castro
                                          ------------------------------
                                          Name: Navigator Management Ltd.
                                          Title: Director



                                       Sherman LLC is executing this Agreement
                                       and Plan of Merger for the sole purpose
                                       of acknowledging its obligations under
                                       Article 10 hereof.

                                    EXHIBIT A

                         FORM OF STATEMENT OF RESOLUTION

                             STATEMENT OF RESOLUTION
                          ESTABLISHING SERIES OF SHARES
                               OF PREFERRED STOCK
                                 OF CORZON, INC.


         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned, Corzon, Inc., a Texas corporation (the "Company"), submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the preferences, limitations, and relative rights thereof:

         1. The name of the Company is Corzon, Inc.

         2. Attached hereto as Annex A is a copy of a resolution establishing and designating, and fixing and determining the preferences, limitations, and relative rights of, a series of preferred stock designated as the Company's Series F Convertible Preferred Stock.

         3. The date of adoption of such resolution was January 3, 2001.

         4. Such resolution was duly adopted by all necessary action on the part of the Company.




                                       CORZON, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                     ANNEX A

                     RESOLUTION ESTABLISHING AND DESIGNATING
                      SERIES F CONVERTIBLE PREFERRED STOCK


         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board") in accordance with the provisions of the Articles of Incorporation of the Company, as amended, and
Article 2.13 of the Texas Business Corporation Act, the Board hereby establishes a series of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), and hereby fixes and determines the number and the designations, preferences, limitations and relative rights thereof as follows:

         1. Designation and Amount. The shares of such series of the Company's Preferred Stock shall be designated as "Series F Convertible Preferred Stock" (the "Series F Stock") and the number of shares constituting the Series F Stock shall be One Hundred (100). Such number of shares may be increased or decreased by resolution of the Board, subject to Section 2; provided, that no decrease shall reduce the number of shares of Series F Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion, exercise or exchange of any outstanding securities issued by the Company convertible, exercisable or exchangeable into Series F Stock.

         2. Voting.

                  (a) General. Except as otherwise set forth in this Section 2, each holder of Series F Stock will have the right to one vote for each share of Series F Stock held by such holder. The holders of Series F Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to the Company's shareholders for a vote, as though the Common Stock and the Series F Stock, and any other class or series of stock with pari passu voting rights constituted a single class of stock.

                  (b) Class Vote. Notwithstanding Section 2(a) above, the affirmative consent of the holders of at least two-thirds (2/3) of the shares of Series F Stock outstanding, voting together as a single voting group, shall be necessary for authorizing, effecting or validating any of the following:

                           (i) any amendment to the terms of the Series F Stock
                  that materially adversely alters the rights, preferences and privileges of the Series F Stock; and

                           (ii) all matters required by law to be approved by
                  the holders of Series F Stock voting together as a separate voting group.

                  (c) Board Vote. Notwithstanding Section 2(a) above, the vote or affirmative consent of the entire Board shall be necessary for authorizing, effecting or validating the issuance of any new shares of capital stock of the Company that are senior to the Series F Stock with respect to rights of distribution, liquidation, winding up or dissolution.

         3. Dividends. The holders of the Series F Stock shall be entitled to receive dividends when, as and if declared by the Board, out of funds legally available therefore, on each outstanding share, in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Series F Stock, on the record date for such dividend payment, is convertible. The right to such dividends on the Series F Stock shall not be cumulative. No such dividend shall be paid with respect to the Common Stock during any fiscal year unless and until such dividend is declared and paid with respect to all outstanding shares of Series F Stock in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Series F Stock, on the record date for such dividend payment, is convertible.

         4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary:

                  (a) The holders of the Series F Stock shall be entitled to receive, upon any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership in such stock, an amount per share of Series F Stock equal to the distribution paid on such number of shares of Common Stock into which such share of Series F Stock, on the record date for such distribution, is convertible (the "Liquidation Amount").

                  (b) For purposes of this Section 4, the sale by the Company of all or substantially all of its assets or a merger or consolidation of the Company with or into any other entity or entities in which the shareholders of the Company immediately prior to the sale, merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving company (any such transaction being a "Change of Control Event"), shall, at the election of the holders of a majority of the Series F Stock, be treated as liquidation, dissolution or winding up of the Company.

         5. Conversion.

                  (a) Optional Conversion. Upon a vote of the holders of two-thirds of the shares of Series F Stock outstanding, the holders shall have the right at any time, and without the payment of any additional consideration therefor, to convert all of the outstanding shares of Series F Stock into Twenty-Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (25,333,333) shares of Common Stock (the "Conversion Shares"). The number of Conversion Shares set forth in the preceding sentence has been determined upon the assumption that after the effective time of the Merger and prior to the conversion of the Series F Stock, the aggregate number of outstanding shares of Common Stock has been reduced to one (1) share for each sixty (60) shares outstanding. If, at the time of conversion of the Series F Stock, the number of outstanding shares has not been reduced, or has been reduced by a ratio of other than 1-for-60, then the number of Conversion Shares shall be increased or decreased proportionately. Each share of Series F Stock shall be convertible into the number of Conversion Shares equal to the ratio that the aggregate number of shares of Series F Stock issued bears to the aggregate number of shares of Conversion Shares issuable upon the conversion of the Series F Stock.

                  (b) Automatic Conversion. Immediately after the effective date of a reverse split of the outstanding common stock of the Company, without any further action required on the part of the Company or the holders of the then outstanding Series F Stock, the Series F Stock shall be automatically converted into Twenty-Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (25,333,333) Conversion Shares. The number of Conversion Shares set forth in the preceding sentence has been determined upon the assumption that after the effective time of the Merger and prior to the conversion of the Series F Stock, the aggregate number of outstanding shares of Common Stock has been reduced to one (1) share for each sixty (60) shares outstanding. If, at the time of conversion of the Series F Stock, the number of outstanding shares has not been reduced, or has been reduced by a ratio of other than 1-for-60, then the number of Conversion Shares shall be increased or decreased proportionately. Each share of Series F Stock shall be convertible into the number of Conversion Shares equal to the ratio that the aggregate number of shares of Series F Stock issued bears to the aggregate number of shares of Conversion Shares issuable upon the conversion of the Series F Stock.

                  (c) Mechanics of Conversion. Before any holder of Series F Stock converts any such shares into shares of Common Stock pursuant to Section 5(a) herein, such holder shall surrender any certificate or certificates evidencing the shares to be converted at that time, duly endorsed, at the principal office of the Company and shall give written notice to the Company at such office of the election to convert such shares into shares of Common Stock. The notice shall state the total number of shares of Series F Stock to be converted and the name of the holder or the name(s) of the nominee(s) of such holder in which any certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder or such nominee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder or such nominee(s) is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted or, in the case of automatic conversion, on the date specified in Section 5(b) above, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) No Fractional Units. No fractional units or scrip representing fractional units shall be issued upon conversion of any shares of Series F Stock. If, upon conversion of any shares of Series F Stock, the holder would, except for the provisions of this Section 5(d), be entitled to a receive a fractional share of Common Stock, then the number of shares of Common Stock to be so issued shall be rounded to the nearest whole number.

                  (e) Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Company, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Company.

                  (f) Other Adjustments. The Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, reclassification, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company hereunder but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series F Stock against impairment.

                  (g) Common Stock Reserved. The Company shall use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series F Stock.

         6. Reacquired Shares. Any shares of Series F Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Series F Stock and may be reissued as part of the current or a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Company, or in any other resolution creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         7. Definitions. The following terms shall have the meanings indicated:

         "Common Stock" means Common Stock (as defined in the Company's Articles of Incorporation) and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "LecStar" means LecStar Communications Corporation, a Delaware corporation.

         "Merger" means the merger of Merger Sub with and into LecStar, as filed with the Secretary of State of Delaware.

         "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 5, 2001, the Company, LecStar and Merger Sub.

         "Merger Sub" means LecStar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization or any department or agency thereof.